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                                                                      EXHIBIT 12

                                     KEYCORP
                COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                              (dollars in millions)
                                   (unaudited)

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                                                     Nine months ended
                                                        September 30,                    Year ended December 31,
                                                     ------------------   -------------------------------------------------------
                                                       2004      2003        2003       2002       2001        2000        1999
                                                     -------- ---------   ---------  ---------  ---------   ---------   ---------
Computation of Earnings
Net income                                              $741      $669       $ 903      $ 976      $ 132      $1,002      $1,107
Add: Provision for income taxes                          293       257         339        336        102         515         577
Less:  Cumulative effect of accounting changes            --        --          --         --        (25)         --          --
                                                     -------- ---------   ---------  ---------  ---------   ---------   ---------
          Income before income taxes and
            cumulative effect of accounting changes    1,034       926       1,242      1,312        259       1,517       1,684
Fixed charges, excluding interest on deposits            380       440         573        747      1,367       1,820       1,649
                                                     -------- ---------   ---------  ---------  ---------   ---------   ---------
          Total earnings for computation,
            excluding interest on deposits             1,414     1,366       1,815      2,059      1,626       3,337       3,333
Interest on deposits                                     493       539         703        897      1,478       1,768       1,305
                                                     -------- ---------   ---------  ---------  ---------   ---------   ---------
          Total earnings for computation,
            including interest on deposits            $1,907    $1,905      $2,518     $2,956     $3,104      $5,105      $4,638
                                                     ======== =========   =========  =========  =========   =========   =========

Computation of Fixed Charges
Net rental expense                                      $104       $98        $131       $142       $145        $146        $173
                                                     ======== =========   =========  =========  =========   =========   =========
Portion of net rental expense deemed
    representative of interest                          $ 25      $ 19        $ 31       $ 27       $ 43       $  41       $  46
Interest on short-term borrowed funds                     66        87         110        169        500         715         646
Interest on long-term debt, including
  capital securities                                     289       334         432        551        824       1,064         957
                                                     -------- ---------   ---------  ---------  ---------   ---------   ---------
          Total fixed charges, excluding interest
            on deposits                                  380       440         573        747      1,367       1,820       1,649
Interest on deposits                                     493       539         703        897      1,478       1,768       1,305
                                                     -------- ---------   ---------  ---------  ---------   ---------   ---------
          Total fixed charges, including interest
            on deposits                                 $873      $979      $1,276     $1,644     $2,845      $3,588      $2,954
                                                     ======== =========   =========  =========  =========   =========   =========

Combined Fixed Charges and Preferred Stock Dividends
Preferred stock dividend requirement on
    a pre-tax basis                                       --        --          --         --         --          --          --
Total fixed charges, excluding interest on deposits     $380      $440        $573       $747     $1,367      $1,820      $1,649
                                                     -------- ---------   ---------  ---------  ---------   ---------   ---------
       Combined fixed charges and preferred stock
           dividends, excluding interest on deposits     380       440         573        747      1,367       1,820       1,649
Interest on deposits                                     493       539         703        897      1,478       1,768       1,305
                                                     -------- ---------   ---------  ---------  ---------   ---------   ---------
       Combined fixed charges and preferred stock
           dividends, including interest on deposits    $873      $979      $1,276     $1,644     $2,845      $3,588      $2,954
                                                     ======== =========   =========  =========  =========   =========   =========

Ratio of Earnings to Fixed Charges
Excluding deposit interest                              3.72 x    3.10 x      3.17 x     2.76 x     1.19 x      1.83 x      2.02 x
Including deposit interest                              2.18 x    1.95 x      1.97 x     1.80 x     1.09 x      1.42 x      1.57 x

Ratio of Earnings to Combined Fixed Charges and
Preferred Stock Dividends
Excluding deposit interest                              3.72 x    3.10 x      3.17 x     2.76 x     1.19 x      1.83 x      2.02 x
Including deposit interest                              2.18 x    1.95 x      1.97 x     1.80 x     1.09 x      1.42 x      1.57 x

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